UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2013

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Fortune Brands Home & Security, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 29, 2013.

(b) At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as Class II directors for a term of three years expiring at the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2013; (iii) approved the compensation paid to the Company’s named executive officers; (iv) approved the Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan; and (v) approved the Fortune Brands Home & Security, Inc. Annual Executive Incentive Compensation Plan. Set forth below are the voting results for each of these proposals:

Item 1:	The election of two Class II directors for a three-year term expiring at the 2016 Annual Meeting

Director Name	For	Against	Abstain	Broker Non- Votes
Richard A. Goldstein	132,051,921	3,066,266	351,465	13,129,639
Christopher J. Klein	134,495,618	646,034	328,000	13,129,639

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013

For	Against	Abstain
147,938,365	326,485	334,441

Item 3:	An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non- Votes
124,680,752	5,206,541	5,582,359	13,129,639

Item 4:	The approval of the Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan

For	Against	Abstain	Broker Non- Votes
118,651,662	14,474,173	2,343,817	13,129,639

Item 5:	The approval of the Fortune Brands Home & Security, Inc. Annual Executive Incentive Compensation Plan

For	Against	Abstain	Broker Non- Votes
131,177,748	3,580,035	711,869	13,129,639

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By:	/s/ Lauren S. Tashma
Name:	Lauren S. Tashma
Title:	Senior Vice President, General Counsel and Secretary

Date: May 3, 2013